Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Novatel Wireless, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-53692) on Form S-8 and (Nos. 333-114116, 333-112857, 333-109321, 333-81190, and 333-100633) on Form S-3 of Novatel Wireless, Inc. and subsidiaries of our report dated March 16, 2006, with respect to the consolidated balance sheets of Novatel Wireless, Inc. as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows, for each of the years in the three-year period ended December 31, 2005, and the related financial statement Schedule II as of December 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Novatel Wireless, Inc.

/s/ KPMG LLP

San Diego, California

March 16, 2006